Filed Pursuant to Rule 424(b)(2)
Registration No. 333-198758

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 29, 2014)

American Depositary Shares

Representing 3,750,000 Ordinary Shares

We are offering 3,750,000 American Depositary Shares, or ADSs, representing ordinary shares of Sequans Communications S.A., a French company. Each ADS will represent one ordinary share, nominal value €0.02 per share. Our ordinary shares, in the form of ADSs, are listed on the New York Stock Exchange, or NYSE, under the symbol “SQNS.” On June 12, 2017, the last reported sale price for our ADSs on the NYSE was $4.05 per ADS.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per ADS	Total
Public Offering Price	$3.800	$14,250,000
Underwriting Discounts and Commissions (1)	$0.228	$855,000
Proceeds, Before Expenses, to Sequans	$3.572	$13,395,000

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.

The underwriter may also purchase up to an additional 562,500 ADSs from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

We anticipate that delivery of the ADSs will be made on or about June 19, 2017.

Sole Book-Running Manager

Canaccord Genuity

Co-Manager

B. Riley

The date of this prospectus supplement is June 14, 2017

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-198758) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $50.0 million, of which $25.9 million have been sold to date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the ADSs offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the ADSs. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Incorporation of Documents by Reference” and “Where You Can Find More Information” below before making your investment decision. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Incorporation of Documents by Reference” and “Where You Can Find More Information” below.

We use various trademarks and trade names in our business, including without limitation “Sequans.” This prospectus supplement and the accompanying prospectus also contain trademarks, trade names and service marks of other businesses that are the property of their respective owners.

In this prospectus supplement and the accompanying prospectus, except where the context otherwise requires and for purposes of this prospectus supplement and the accompanying prospectus only:

•	“we,” “us,” “our company,” “the Company,” “the registrant,” “our” and “SQNS” refer to Sequans Communications S.A. and its subsidiaries;

•	“shares” refer to our ordinary shares;

•	all references to the “euro” or “€” are to the euro currency of the European Union and references to “U.S. dollars,” “dollars” or “$” are to Unites States dollars; and

•	discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in a jurisdiction outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless we indicate otherwise, U.S. dollar translations of euro amounts presented in this prospectus are translated at the rate of €1.00 = $1.0552, the noon buying rate for euros in New York City on December 31, 2016, or at the rate of €1.00 = $1.0698, the noon buying rate for euros in New York City on March 31, 2017 in the case of the three-month period ended March 31, 2017, each as set forth in the H.10 statistical release of the Federal Reserve Board.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the ADSs. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a leading provider of single-mode 4G LTE wireless semiconductor solutions for Internet of Things (“IoT”) and a wide range of other broadband data devices. We believe our solutions are among the most highly optimized, efficient and mature solutions available in the industry. We have developed and delivered seven generations of 4G technology and our chips are certified and shipping in 4G networks around the world.

Today, we offer two LTE product lines: StreamrichLTE™, optimized for broadband devices, including CPE, mobile and portable routers, and high-performance IoT devices, and StreamliteLTE™, optimized for lower data rate and narrowband IoT devices. Our LTE solutions are incorporated into devices sold by many leading OEMs and ODMs, and are deployed across the United States, Canada, Europe, China, Japan, India, Australia, Brazil and other areas. At March 31, 2017, we had 34 issued and allowed United States patents, 22 European patents, and 32 pending United States, European and international patents.

We have increased our total revenue from $22.6 million in 2014 to $32.5 million in 2015, representing 44% year over year growth, to $45.6 million in 2016, representing 40% year over year growth. For the three months ended March 31, 2016 and 2017, we had revenue of $9.3 million and $12.4 million, respectively, representing 34% year over year growth.

Our annual net operating loss decreased from $34.1 million in 2014 to $23.6 million in 2015 to $19.7 million in 2016. For the three months ended March 31, 2017, we decreased our operating loss to $4.2 million from $5.2 million for the three months ended March 31, 2016.

Corporate Information

We were incorporated as Sequans Communications S.A., a société anonyme under the laws of the Republic of France, or France, on October 7, 2003, for a period of 99 years. We are registered at the Nanterre Commerce and Companies Register under the number 450 249 677. We went public in April of 2011 and our ADS’ are currently listed on the NYSE under the symbol SQNS.

Our principal executive offices are located at 15-55 boulevard Charles de Gaulle, 92700 Colombes, France, and our telephone number is +33 1 70 72 16 00. We operate globally with additional offices in the United States, the United Kingdom, Sweden, Israel, and across Asia Pacific (China, Hong Kong, Japan, Korea and Singapore). Our agent for service of process in the U.S. is GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814.

Our website is www.sequans.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Sequans Communications S.A.

ADSs offered by us	3,750,000 ADSs representing 3,750,000 ordinary shares

ADSs to be outstanding after the offering	79,199,886 ADSs representing 79,199,886 ordinary shares, assuming the deposit of all outstanding shares into the ADS deposit facility.

The ADSs	Each ADS will represent one ordinary share, nominal value €0.02 per share. You will have the rights of an ADS holder as provided in the deposit agreement among us, The Bank of New York Mellon, the depositary, and holders and beneficial owners of ADSs from time to time. To better understand the terms of the ADSs, you should carefully read the section entitled “Description of American Depositary Shares” in the accompanying prospectus.

Use of Proceeds	We intend to use the proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-11.

Risk Factors	See “Risk Factors” beginning on page S-3 for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

NYSE symbol	SQNS

Income Tax Considerations	See “Certain Income Tax Considerations” in this prospectus supplement for a discussion of certain material income tax considerations of an investment in the ADSs.

The number of our ordinary shares to be outstanding after the offering is based on 75,122,137 ordinary shares outstanding as of March 31, 2017 and excludes, at March 31, 2017:

•	an aggregate of 29,030 shares reserved for future issuance under our currently outstanding equity plans;

•	7,502,272 shares issuable upon the vesting of restricted shares and the exercise of outstanding stock options, founders warrants and warrants granted pursuant to our currently outstanding equity plans at a weighted average exercise price of $3.09 per share; and

•	7,406,135 shares issuable upon the conversion of our outstanding 7% convertible promissory notes due April 2018, including payment in kind interest, at an initial conversion price of $1.85 per share, and 2,808,904 shares issuable upon the conversion of our outstanding 7% convertible promissory notes due April 2019, including payment in kind interest, at an initial conversion price of $2.71 per share.

Unless otherwise stated, the information in this prospectus supplement assumes that the underwriter has not exercised its option to purchase additional ADSs from us to cover over-allotments.

RISK FACTORS

Investing in our ADSs involves a high degree of risk. You should carefully consider the risk factors in Item 3.D of our Annual Report on Form 20-F (“Annual Report”), the following risks and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and related notes, before deciding whether to purchase our ADSs. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the following risks or the risk discussed in our Annual Report could materially and adversely harm our business, financial condition or prospects. The trading price of our ADSs could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of Our Shares and ADSs

Fluctuations in our operating results on a quarterly or annual basis and difficulty predicting our quarterly operating results could cause the market price of the ADSs to decline.

Our revenue and operating results have fluctuated significantly from period to period in the past and will do so in the future. As a result, you should not rely on period-to-period comparisons of our operating results as an indication of our future performance. In future periods, our revenue and results of operations may be below the expectations of analysts and investors, which could cause the market price of the ADSs to decline.

Factors that may cause our operating results to fluctuate include:

•	reductions in orders or cancellations by our customers;

•	changes in the size, growth or growth prospects of the LTE and IoT markets;

•	changes in the competitive dynamics of our market, including new entrants or pricing pressures, and our ability to compete in the LTE market;

•	timing and success of commercial deployments of and upgrades to 4G wireless networks;

•	timely availability, at a reasonable cost, of adequate manufacturing capacity with the sole foundry that manufactures our products;

•	our ability to successfully define, design and release new products in a timely manner that meet our customers’ needs;

•	timing and growth rate of revenues from the LTE market;

•	changes in manufacturing costs, including wafer, test and assembly costs, mask costs and manufacturing yields;

•	the timing of product announcements by competitors or us; and

•	costs associated with litigation, especially related to intellectual property.

Moreover, sales of our semiconductor solutions fluctuate from period to period due to cyclicality in the semiconductor industry and the short product life cycles and wide fluctuations in product supply and demand characteristic of this industry. We expect these cyclical conditions to continue. Due to our limited operating history, we have yet to experience an established pattern of seasonality. However, business activities in Asia generally slow down in the first quarter of each year during the lunar new year period, which could harm our sales and results of operations during the period. Our expense levels are relatively fixed in the short-term and are based, in part, on our future revenue projections. If revenue levels are below our expectations, we may experience declines in margins and profitability or incur a loss from our operations. As a result, our quarterly operating results are difficult to predict, even in the near term, which may result in our revenue and results of operations being below the expectations of analysts and investors and which could cause the market price of the ADSs to decline.

If securities or industry analysts cease to publish research reports about us or our industry, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs is influenced by research reports that industry or securities analysts publish about us or our industry. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

We have no present intention to pay dividends on our ordinary shares in the foreseeable future and, consequently, your only opportunity to achieve a return on your investment during that time is if the price of the ADSs appreciates.

We have no present intention to pay dividends on our ordinary shares in the foreseeable future. Any recommendation by our board of directors to pay dividends will depend on many factors, including our financial condition, results of operations, legal requirements and other factors. Accordingly, if the price of the ADSs falls in the foreseeable future, you will incur a loss on your investment, without the likelihood that this loss will be offset in part or at all by potential future cash dividends. In addition, even if we were to pay a dividend on our ordinary shares, French law may prohibit paying such dividends to holders of the ADSs or the tax implications of such payments may significantly diminish what you receive.

French law may limit the amount of dividends we are able to distribute and exchange rate fluctuations may reduce the amount of U.S. dollars you receive in respect of any dividends or other distributions we may pay in the future in connection with your ADSs.

Although our consolidated financial statements are denominated in U.S. dollars, under French law, the determination of whether we have been sufficiently profitable to pay dividends is made on the basis of our unconsolidated annual financial statements under the French commercial code in accordance with generally accepted accounting principles in France, which we refer to as French GAAP. Therefore, we may be more restricted in our ability to declare dividends than companies not based in France. In addition, exchange rate fluctuations may affect the amount of euros that we are able to distribute, and the amount in U.S. dollars that our shareholders receive upon the payment of cash dividends or other distributions we declare and pay in euros, if any. These factors could harm the value of the ADSs, and, in turn, the U.S. dollar proceeds that holders receive from the sale of the ADSs.

You may not be able to exercise your right to vote the ordinary shares underlying your ADSs.

Holders of ADSs may exercise voting rights with respect to the ordinary shares represented by the ADSs only in accordance with the provisions of the deposit agreement. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will, as soon as practicable thereafter, fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by us and (ii) a statement as to the manner in which instructions may be given by the holders.

You may instruct the depositary of your ADSs to vote the ordinary shares underlying your ADSs. Otherwise, you will not be able to exercise your right to vote, unless you withdraw the ordinary shares underlying the ADSs you hold. However, you may not know about the meeting far enough in advance to withdraw those ordinary shares. If we ask for your instructions, the depositary, upon timely notice from us, will notify you of the upcoming vote and arrange to deliver our voting materials to you. We cannot guarantee you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares or to withdraw your ordinary share so that you can vote them yourself. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote, and there may be nothing you can do if the ordinary shares underlying your ADSs are not voted as you requested.

You may be subject to limitations on the transfer of your ADSs.

Your ADSs, which may be evidenced by ADRs, are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of your ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company; our ordinary shares are not listed, and we do not intend to list our shares, on any market in France, our home country. This may limit the information available to holders of the ADSs.

We are a “foreign private issuer”, as defined in the SEC’s rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we have and expect to continue to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, our ordinary shares are not listed and we do not currently intend to list our ordinary shares on any market in France, our home country. As a result, we are not subject to the reporting and other requirements of listed companies in France. For instance, we are not required to publish quarterly or semi-annual financial statements. Accordingly, there is less publicly available information concerning our company than there would be if we were a U.S. public company.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE corporate governance listing standards.

As a foreign private issuer listed on the NYSE, we are subject to NYSE corporate governance listing standards. However, NYSE rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in France, which is our home country, may differ significantly from NYSE corporate governance listing standards. For example, neither the corporate laws of France nor our by-laws require a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. Currently, we intend to comply with the NYSE corporate governance listing standards to the extent possible under French law. However, if we choose to change such practice to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under NYSE corporate governance listing standards applicable to U.S. domestic issuers.

U.S. holders of the ADSs may suffer adverse tax consequences if we are characterized as a Passive Foreign Investment Company.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. To determine if at least 50% of our assets are held for the production of, or produce, passive income, we may use the market capitalization method for certain periods. Under the market capitalization method, the total asset value of a company would be considered to equal the fair market value of its outstanding shares plus outstanding indebtedness on a relevant testing date. Because the market price of the ADSs has fluctuated substantially and is likely to fluctuate in the future, and the market price may affect the determination of whether we will be considered a PFIC, there can be no assurance that we will not be considered a PFIC for any taxable year. While we do not believe we were a PFIC for 2016, there is no assurance that we will not be a PFIC in 2017 or later years. If we are characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences, including having gains realized on the sale of the ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on the ADSs by individuals who are U.S. holders, having interest charges apply to distributions by us and the proceeds of ADS sales and additional reporting requirements. We do not expect to provide to U.S. holders the information needed to report income and gain pursuant to a “qualified electing fund” election, which election would alleviate some of the adverse tax consequences of PFIC status, and we make no undertaking to provide such information in the event that we are a PFIC.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

We are a corporation organized under the laws of France. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors to obtain jurisdiction over us or our directors in courts in the United States and enforce against us or them judgments obtained against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in France.

The rights of shareholders in companies subject to French corporate law differ in material respects from the rights of shareholders of corporations incorporated in the United States.

We are a French company with limited liability. Our corporate affairs are governed by our by-laws and by the laws governing companies incorporated in France. The rights of shareholders and the responsibilities of members of our board of directors are in many ways different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions. For example, in the performance of its duties, our board of directors is required by French law to consider the interests of our company, its shareholders, its employees and other stakeholders, rather than solely our shareholders and/or creditors. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a stockholder.

Our by-laws and French corporate law contain provisions that may delay or discourage a takeover attempt.

Provisions contained in our by-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of our by-laws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:

•	our shares are in registered form only and we must be notified of any transfer of our shares in order for such transfer to be validly registered;

•	our by-laws provide for directors to be elected for three year terms, and we intend to elect one third of the directors every year;

•	our shareholders may grant our board of directors broad authorizations to increase our share capital;

•	our board of directors has the right to appoint directors to fill a vacancy created by the resignation, death or removal of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•	our board of directors can only be convened by its chairman except when no board meeting has been held for more than two consecutive months;

•	our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of secured telecommunications;

•	approval of at least a majority of the shares entitled to vote at an ordinary shareholders’ general meeting is required to remove directors with or without cause;

•	advance notice is required for nominations for election to the board of directors or for proposing matters that can be acted upon at a shareholders’ meeting; and

•	the sections of the by-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by 66 2/3% of our shareholders present or represented at the meeting.

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

Purchasers of our ADSs in this offering will experience an immediate dilution in the net tangible book value of the ADSs purchased in this offering because the price per share of ADSs in this offering is substantially higher than the net tangible book value of each share outstanding immediately after this offering. The net tangible book value of our ordinary shares as of March 31, 2017 was a net deficit of approximately $3.5 million, or approximately $(0.05) per ADS. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase ADSs in this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use our net proceeds from this offering and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds of this offering in ways that increase the value of your investment. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

The exercise or conversion of outstanding stock options, founders warrants, restricted shares, warrants and convertible notes into ordinary shares will dilute the percentage ownership of our other shareholders and the sale of such shares may adversely affect the market price of the ADSs.

As of March 31, 2017, there were outstanding stock options, founders warrants, restricted shares and warrants to purchase an aggregate of approximately 7.5 million of our ordinary shares, and more restricted shares, options and warrants will likely be granted in the future to our officers, directors, employees and consultants. We also have outstanding two issuances of convertible notes, the first of which may be converted into 7.3 million ADSs at a conversion price of $1.85 per ADS and the second of which may be converted into 2.8 million ADSs at a conversion price of $2.7126 per ADS. We may issue additional warrants or convertible notes in connection with acquisitions, borrowing arrangement or other strategic or financial transactions. The exercise of outstanding stock options, warrants, or convertible notes, and the vesting of restricted shares, will dilute the percentage ownership of our other shareholders. The exercise of these options, warrants and convertible notes and the vesting of restricted shares, with the subsequent sale of the underlying ordinary shares could cause a decline in the market price of the ADSs.

The sale or availability for sale of substantial amounts of the ADSs could harm the market price of the ADSs.

Sales of substantial amounts of the ADSs in the public market after the completion of this offering, or the perception that these sales could occur, could cause the market price of the ADSs to decline and could materially impair our ability to raise capital through equity offerings in the future. The ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 79,199,886 ADSs (equivalent to an equal number of ordinary shares) outstanding immediately after this offering, or 79,762,386 ADSs (equivalent to an equal number of ordinary shares) if the underwriter exercises its option to purchase additional ADSs in full. In connection with this offering, we and our officers and directors have agreed not to sell any ordinary shares or ADSs for 90 days after the date of this prospectus without the prior written consent of the underwriter. However, the underwriter may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the ADSs. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of the ADSs to decline, or require us to issue shares or ADSs at a price that is lower than that paid by holders of our shares or ADSs in the past, which would result in those newly issued shares or ADSs being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as an ADS holder, which could impair the value of the ADSs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus supplement, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•	forecasts and trends in the markets in which we compete and in which our products are sold, including statements regarding the LTE markets and the expansion of the IoT market;

•	our expectations regarding our expenses, sales and operations;

•	our expectations regarding our operating results;

•	our expectations regarding our customer concentration;

•	trends and challenges in the markets in which we operate, including average selling price reductions, cyclicality in the wireless communications industry and transitions to new process technologies;

•	our ability to anticipate the future market demands and future needs of our customers;

•	or ability to keep pace with and anticipate evolving industry standards;

•	our ability to achieve new design wins or for design wins to result in shipments of our products at levels and in the timeframes we currently expect;

•	our plans for future products and enhancements of existing products;

•	anticipated features and benefits of our current and future products;

•	the sources of future demand for our products;

•	our growth strategy elements and our growth rate;

•	our ability to enter into strategic alliances or partnerships;

•	our ability to develop or acquire complementary technologies or partner with others to bring to market solutions that integrate enhanced functionalities;

•	our ability to protect and defend our intellectual property against potential third party intellectual property infringement claims;

•	general economic conditions in our domestic and international markets; and

•	our future cash needs and our estimates regarding our capital requirements and our need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. We cannot assure you that our plans, intentions or expectations will be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus supplement as described in greater detail under the heading “Risk Factors,” contained in this prospectus supplement and any related free writing prospectus, our annual report on

Form 20-F and our Form 6-K submissions furnished with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, whether as a result of new information, future events or otherwise. Before deciding to purchase our securities, you should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale to the public of 3,750,000 ADSs in this offering will be approximately $12.9 million, after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, we estimate the net proceeds to us from this offering will be approximately $14.9 million.

We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes. If the opportunity arises, we may use a portion of the net proceeds from this offering to acquire or invest in businesses, products or technologies that are complementary to our own. We are not currently a party to any agreements or commitments for any acquisitions, and we have no current understandings with respect to any acquisitions.

Management’s plans for the use of the proceeds of this offering are subject to change due to unforeseen events and opportunities, and the amounts and timing of our actual expenditures depend on several factors, including our expansion plans and the amount of cash generated or used by our operations. We cannot specify with certainty the particular uses for the net proceeds to be received upon completion of this offering. Accordingly, our management team will have broad discretion in using the net proceeds of this offering. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

PRICE RANGE OF AMERICAN DEPOSITARY SHARES

Our ADSs have been listed on the NYSE under the symbol “SQNS” since April 15, 2011. Prior to that date, there was no public trading market for our ADSs or ordinary shares. The following table sets forth, for the periods indicated, the high and low sales prices of our ADSs on the NYSE:

	Price Per ADS
	High	Low
Year Ended December 31, 2015
First Quarter	$2.00	$1.01
Second Quarter	2.32	1.56
Third Quarter	1.77	0.66
Fourth Quarter	2.17	1.00
Year Ended December 31, 2016
First Quarter	$3.00	$1.53
Second Quarter	2.75	1.75
Third Quarter	2.47	1.61
Fourth Quarter	2.09	1.65
Year Ended December 31, 2017
First Quarter	$3.02	$1.87
Second Quarter (through June 12, 2017)	4.64	2.71

On June 12, 2017, the last reported sale price of our ADSs on the NYSE was $4.05 per ADS. On March 31, 2017, there were 93  holders of record registered with the Bank of New York Mellon, depositary of our ADSs.

DIVIDENDS

We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying cash dividends on our ordinary shares in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business. Subject to the requirements of French law and our by-laws, dividends may only be distributed from our statutory retained earnings. Dividend distributions, if any, will be made in euros and converted into U.S. dollars with respect to the ADSs, as provided in the deposit agreement.

DILUTION

The net tangible book value of our ordinary shares as of March 31, 2017 was a net deficit of approximately $3.5 million, or approximately $(0.05) per ADS. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of ordinary shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of ADSs in this offering and the net tangible book value per share of our ordinary shares immediately afterwards. After giving effect to the sale by us of 3,750,000 ADSs in this offering at the public offering price of $3.80 per ADS and after deducting the underwriting discount and estimated offering expenses payable by us, our net tangible book value as of March 31, 2017 would have been approximately $9.5 million, or $0.12 per ADS. This represents an immediate increase in net tangible book value of $0.17 per ADS to existing shareholders and an immediate dilution of $3.68 per ADS to new investors purchasing ADSs in this offering. The following table illustrates this dilution:

Public offering price per ADS		$3.80
Net tangible book value per ADS as of March 31, 2017	$(0.05)
Increase per ADS attributable to new investors after giving effect to the offering	0.17
Net tangible book value per ADS after giving effect to the offering		0.12

Dilution in net tangible book value per ADS to new investors		$3.68

If the underwriter’s over-allotment option is exercised in full to purchase additional 562,500 ADSs in this offering, based upon a public offering price of $3.80, the net tangible book value per share after giving effect to the offering would be $0.14 per ADS, the increase in the net tangible book value per share to existing shareholders would be $0.19 per share and the dilution to the new investors would be $3.66 per ADS.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding stock options, founders warrants and warrants having a per share exercise price less than the offering price per ADS in this offering or the release of shares upon vesting of restricted shares.

The foregoing table is based upon 75,122,137 ordinary shares outstanding as of March 31, 2017 and excludes, at March 31, 2017:

•	an aggregate of 29,030 shares reserved for future issuance under our currently outstanding equity plans;

•	7,502,272 shares issuable upon the vesting of restricted shares and the exercise of outstanding stock options, founders warrants and warrants granted pursuant to our currently outstanding equity plans at a weighted average exercise price of $3.20 per share; and

•	7,406,135 shares issuable upon the conversion of our outstanding 7% convertible promissory notes due April 2018, including payment in kind interest, at an initial conversion price of $1.85 per share, and 2,808,904 shares issuable upon the conversion of our outstanding 7% convertible promissory notes due April 2019, including payment in kind interest, at an initial conversion price of $2.71 per share.

CAPITALIZATION

The following table sets forth capitalization as of March 31, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of 3,750,000 ADSs in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

	At March 31, 2017
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$14,162	$27,082

Equity
Issued capital	$1,925	$2,009
Share premium	189,233	202,069
Other capital reserves	28,598	28,598
Accumulated deficit	(215,157)	(215,157)
Accumulated other comprehensive income (loss)	(602)	(602)

Total equity	$3,997	$16,917
Long-term liabilities (current and non-current)
Convertible debt and accrued interest	$17,199	$17,199
Government grant advances and interest-free loans	5,561	5,561
Interest-bearing receivables financing	11,882	11,882
Total capitalization	$38,639	$51,559

The foregoing table is based upon 75,122,137 ordinary shares outstanding as of March 31, 2017 and excludes, at March 31, 2017:

•	an aggregate of 29,030 shares reserved for future issuance under our currently outstanding equity plans;

•	7,502,272 shares issuable upon the vesting of restricted shares and the exercise of outstanding stock options, founders warrants and warrants granted pursuant to our currently outstanding equity plans at a weighted average exercise price of $3.20 per share; and

•	7,406,135 shares issuable upon the conversion of our outstanding 7% convertible promissory notes due April 2018, including payment in kind interest, at an initial conversion price of $1.85 per share, and 2,808,904 shares issuable upon the conversion of our outstanding 7% convertible promissory notes due April 2019, including payment in kind interest, at an initial conversion price of $2.71 per share.

DESCRIPTION OF SHARE CAPITAL

As of March 31, 2017, our share capital consisted of 75,122,137 issued ordinary shares, fully paid, and with a par value of €0.02 each, and total authorized capital of 98,157,746 ordinary shares. We have no preferred shares authorized or outstanding.

Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our authorized share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding stock options, founders warrants, other warrants and convertible notes, as approved by our shareholders and our board of directors.

At the Shareholders’ Ordinary General Meeting and Extraordinary Meeting of Sequans Communications S.A., held on June 28, 2016, our shareholders delegated authority to the Board of Directors to carry out a capital increase up to a maximum nominal amount of €400,000 (representing up to 20 million ADSs) by issuing shares and/or securities that grant access to our equity and/or to securities that confer the right to an allotment of debt securities, reserved to a specific class of persons and revocation of preemptive subscription rights in favor of such class. After a capital increase made in September 2016, authorization for a capital increase of up to a maximum nominal amount of €86,491.28 (representing up to 4,324,564 ADSs) remains outstanding. This authorization is valid through December 28, 2017.

CERTAIN INCOME TAX CONSIDERATIONS

Material United States Federal Income Tax Consequences

The following is a description of the material United States federal income tax consequences of the acquisition, ownership and disposition of our ADSs. This description addresses only the United States federal income tax consequences to holders that are purchasers of our ADSs and hold such ADSs as capital assets (generally property held for investment). This description does not address tax considerations applicable to holders that may be subject to special tax rules, including:

•	financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	certain former citizens or former long-term residents of the United States;

•	persons that received the ADSs as compensation for the performance of services;

•	persons that will hold the ADSs as part of a “hedging” or “conversion” transaction or as a position in a “straddle” for United States federal income tax purposes;

•	holders that will hold the ADSs through a partnership or other pass-through entity;

•	U.S. Holders, as defined below, whose “functional currency” is not the United States dollar; or

•	holders that own directly, indirectly or through attribution 10% or more, of the voting power or value, of our shares.

Moreover, this description does not address the United States federal estate and gift or alternative minimum tax, or foreign, state or local tax, consequences of the acquisition, ownership and disposition of the ADSs or warrants.

This description is based on the United States Internal Revenue Code of 1986, as amended, or the “Code”, existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.

For purposes of this description, a “U.S. Holder” is a beneficial owner of the ADSs that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if such trust has validly elected to be treated as a United States person for United States federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

A “Non-U.S. Holder” is a beneficial owner of the ADSs that is neither a U.S. Holder nor a partnership, or other entity or arrangement treated as a partnership, for United States federal income tax purposes.

If a partnership or any other entity or arrangement treated as a partnership for United States federal income tax purposes holds the ADSs, the tax treatment of a partner in such partnership will depend on the status of the partner and the activities of the partnership. Such a partner or partnership is encouraged to consult its tax advisor as to its tax consequences.

You are encouraged to consult your tax advisor with respect to United States federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs.

For United States federal income tax purposes, you will be treated as the owner of our ordinary shares represented by your ADSs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares, will not be subject to United States federal income tax.

Distributions with Respect to ADSs

Subject to the discussion below under “Passive Foreign Investment Company Considerations”, if you are a U.S. Holder, for United States federal income tax purposes, the gross amount of any distribution made to you with respect to your ADSs (other than certain distributions, if any, of the ADSs distributed pro rata to all our shareholders), before reduction for any French taxes withheld therefrom, will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under United States federal income tax principles. Subject to the discussion below under “Passive Foreign Investment Company Considerations”, non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to the discussion below under “Passive Foreign Investment Company Considerations”, to the extent, if any, that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under United States federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in your ADSs and thereafter as capital gain. We do not expect to maintain calculations of our earnings and profits under United States federal income tax principles and, therefore, if you are a U.S. Holder you should expect that the entire amount of any distribution generally will be reported as dividend income to you.

Dividends, if any, paid to U.S. Holders in euros or currency other than the U.S. dollar (“Other Foreign Currency”) will be includible in income in a U.S. dollar amount based on the prevailing spot market exchange rate in effect on the date of actual or constructive receipt whether or not converted into U.S. dollars at that time. Assuming dividends received in euros (or Other Foreign Currency) are converted into U.S. dollars on the day they are received, the U.S. Holder will not be required to recognize foreign currency gain or loss in respect of the dividend income. If, however, the payment is not converted at that time, a U.S. Holder will have a tax basis in euros (or Other Foreign Currency) equal to the U.S. dollar amount of the dividend included in income, which will be used to measure gain or loss from subsequent changes in exchange rates. Any gain or loss that a U.S. Holder recognizes on a subsequent conversion of euros (or Other Foreign Currency) into U.S. dollars (or on other disposition) will be U.S. source ordinary income or loss. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if dividends are paid in euros (or Other Foreign Currency).

Subject to certain conditions and limitations, French tax withheld on dividends may be deducted from your taxable income or credited against your United States federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends, if any, that we distribute will constitute “passive category income”, or, in the case of certain U.S. Holders, “general category income”. A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements or if you engage in certain risk reduction transactions. If you are a U.S. Holder, dividends, if any, paid to you with respect to your ADSs will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. The rules relating to the determination of the foreign tax credit are complex, and you are encouraged to consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements”, if you are a Non-U.S. Holder, you will not be subject to United States federal income, or withholding, tax on dividends received by you on your ADSs, unless such income is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States).

Sale, Exchange or Other Disposition of ADSs

Subject to the discussion below under “Passive Foreign Investment Company Considerations”, if you are a U.S. Holder, you will recognize capital gain or loss on the sale, exchange or other disposition of your ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in your ADSs. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of ADSs is eligible for the preferential rate of taxation applicable to long-term capital gains, if your holding period for such ADSs exceeds one year (i.e., such gain is long-term capital gain). Gain or loss, if any, recognized by a U.S. Holder will be treated as U.S. source gain or loss, as the case may be, for foreign tax credit limitation purposes. The deductibility of capital losses for United States federal income tax purposes is subject to limitations.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements”, if you are a Non-U.S. Holder, you will not be subject to United States federal income, or withholding, tax on any gain realized on the sale or exchange of such ADSs unless:

•	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States); or

•	you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Passive Foreign Investment Company Considerations

•	A non-U.S. corporation will be classified as a “passive foreign investment company”, or a PFIC, for United States federal income tax purposes in any taxable year in which, after applying certain look-through rules, either

•	at least 75% of its gross income is “passive income”; or

•	at least 50% of the average value of its gross assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose includes dividends, interest, royalties, rents, gains from commodities and securities transactions and the excess of gains over losses from the disposition of assets which produce passive income, including amounts of passive income derived by reason of the investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Based on the character of our gross income and the average value of our passive assets relative to the gross value of our assets for the taxable year ended December 31, 2016, we were not a PFIC for 2016. Because PFIC status is determined annually based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for 2017 or any other future year until after the close of that year. While we intend to manage our business so as to avoid PFIC status, to the extent consistent with our other business goals, we cannot predict whether our business plans will allow us to avoid PFIC status. In addition, because the market price of the ADSs has fluctuated and is likely to fluctuate in the future and because that market price may affect the determination of whether we will be a PFIC, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for a given year, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you for the year (defined as your ratable portion of distributions in the year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition (including a pledge) of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, the tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions with Respect to ADSs.”

Certain elections are available to U.S. Holders of shares that may serve to alleviate some of the adverse tax consequences of PFIC status described above. One such election is a qualified electing fund, or a QEF, election, under which you would be required to include in income on a current basis your pro rata share of our ordinary earnings as ordinary income and your pro rata share of our net capital gain as capital gain. However, we do not expect to provide to U.S. Holders the information needed to report income and gain pursuant to a QEF election, and we make no undertaking to provide such information in the event that we are a PFIC.

Under an alternative tax regime, you may also avoid certain adverse tax consequences relating to PFIC status discussed above by making a “mark-to-market” election with respect to your ADSs annually, provided that the ADSs are “marketable.” The ADSs will be marketable if they are regularly traded on certain U.S. stock exchanges, including the NYSE, or on certain non-U.S. stock exchanges. For these purposes, the ADSs will be considered regularly traded during any calendar year during which they are traded, other than in negligible quantities, on at least 15 days during each calendar quarter. U.S. Holders should be aware, however, that if we are determined to be a PFIC, the interest charge regime described above could be applied to indirect distributions or gains deemed to be attributable to U.S. Holders in respect of any of our subsidiaries that also may be determined to be a PFIC, and the mark-to-market election would not be effective for such subsidiaries.

If you choose to make a mark-to-market election, you would recognize as ordinary income or loss each year in which we are a PFIC an amount equal to the difference as of the close of the taxable year between the fair market value of your ADSs and your adjusted tax basis in your ADSs. Losses would be allowed only to the extent of net mark-to-market gain previously included by you under the election for prior taxable years. If the mark-to-market election were made, then the PFIC rules described above relating to excess distributions and realized gains would not apply for periods covered by the election. If you do not make a mark-to-market election for the first taxable year in which we are a PFIC during your holding period of the ADSs, you would be subject to interest charges with respect to the inclusion of ordinary income attributable to each taxable year in which we were a PFIC during your holding period before the effective date of such election.

If we are a PFIC, a holder of ADSs that is a U.S. Holder must file United States Internal Revenue Service Form 8621 for each tax year in which the U.S. Holder makes a disposition of ADSs, receives direct or indirect distributions on its ADSs, or makes one of the elections mentioned above with respect to its ADSs. If we are a PFIC for a given taxable year, then you are encouraged to consult your tax advisor concerning the availability and consequences of making any of the elections mentioned above, as well as concerning your annual filing requirements.

Medicare Tax

A United States person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on net investment income in excess of certain amounts. In the case of an individual, the tax is imposed on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over $250,000 (in the case of a taxpayer filing a joint return or a surviving spouse), $125,000 (in the case of a married taxpayer filing a separate return) or $200,000 (in any other case). In the case of an estate or trust, the tax is imposed on the lesser of (1) the entity’s “undistributed net investment income” for the taxable year and (2) the excess (if any) of the entity’s “adjusted gross income” over the dollar amount at which the highest tax bracket begins for such entity. A holder’s net investment income includes its gross dividend income and its net gains from the disposition of ADSs, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ADSs.

Information with Respect to Foreign Financial Assets

Individuals who own “specified foreign financial assets” with an aggregate value in excess of certain threshold amounts are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities, including ADSs issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. In addition, U.S. holders have an obligation to file reports with the office of Financial Crimes Enforcement Network (FinCEN) if they own an interest in a foreign financial account and meet reporting thresholds. U.S. holders that are individuals are encouraged to consult their tax advisors regarding the application of these reporting requirements as it relates to their ownership of ADSs.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements apply to certain payments to certain non-corporate holders of stock. Information reporting will apply to payments of dividends on, and to proceeds from the sale or redemption of, the ADSs made within the United States, or by a United States payor or United States middleman, to a holder of the ADSs, other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ADSs within the United States, or by a United States payor or United States middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the beneficial owner’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

French Material Tax Consequences

The following is a description of the material French tax consequences of the acquisition, ownership and disposition of our ADSs by a U.S. Holder. This description is based on applicable tax laws, regulations and judicial decisions as of the date of this annual report, and, where applicable, the Convention between the United States of America and France for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, dated of August 31, 1994, as amended from time to time (the “U.S. Treaty”).

This description is based in part upon the representation of the custodian and the assumption that each obligation in the Depositary Agreement with the depositary relating to your ADRs and any related agreement will be performed in accordance with their terms.

The following is a description of the principal tax effect on U.S. Holders for the purposes of French tax if, all of the following points apply:

•	the U.S. Holder owns, directly, indirectly or constructively, less than 10% of the Company capital and dividend rights;

•	the U.S. Holder is entitled to the benefits of the U.S. Treaty (including under the “limitations on benefits” article of the U.S. Treaty);

•	the U.S. Holder does not hold the ADSs through a permanent or a fixed base in France;

•	the U.S. Holder is not multi-resident;

•	the U.S. Holder does not hold the ADSs through a non-U.S. based pass-through entity; and

•	the U.S. Holder does not receive dividend, capital gains or other payments on the ADSs on an account located in a Non-cooperative State as defined in Article 238-0 A of the French General Tax Code and as mentioned in a list published by the French tax authorities as amended from time to time (on January 1st of each year).

A U.S. Holder to whom all the above requirements apply will be hereafter defined as a Qualifying U.S. Holder.

This description is relevant only to holders of ADSs who are Qualifying U.S. Holders.

For purposes of the U.S. Treaty Qualifying U.S. Holders of ADSs will be treated as the owners of Company’s ordinary shares represented by such ADSs.

Special rules apply to U.S. expatriates, insurance companies, pass-through entities and investors in such entities, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax and securities broker-dealers, among others. Those special rules are not discussed in this prospectus supplement.

Holders of Company ADSs are encouraged to consult their own tax advisors as to the particular tax consequences to them of owning our ADS, including their eligibility for benefits under the U.S. Treaty, the application and effect of state, local, foreign and other tax laws and possible changes in tax laws or in their interpretation.

Taxation of Dividends

Dividends paid by a French company to non-French holders are generally subject to a 30% withholding tax (or 21% if the holder is an individual resident of the EU, Norway or Iceland). Such 30% withholding tax rate can be increased to 75% if the dividend is paid towards non-cooperative States or territories (as mentioned above) irrespective of the tax residence of the beneficiary of the dividends. Such withholding tax rates may, however, be reduced by application of a tax treaty with France.

Dividends paid to a Qualifying U.S. Holder by French companies are immediately subject to a reduced rate of 15%, provided that such Qualifying U.S. Holder establishes before the date of payment of the dividend that he or she is a U.S. resident under the U.S. Treaty by completing and delivering the depositary with a simplified certificate (Form 5000) (the “Certificate”) in accordance with French tax guidelines (BOI-INT-DG-20-20-20-20-20120912). Dividends paid to a Qualifying U.S. Holder that has not filed and delivered to the paying agent the Certificate before the dividend payment date, will be subject to French withholding tax at the rate of 30%. The tax withheld in excess of 15% can be refunded by the French tax authorities provided that such Qualifying U.S. Holder duly completes and provides the French tax authorities with the Certificate and Form 5001 (the “Forms”) before December 31 of the second calendar year following the year during which the dividend is paid. U.S. pension funds and other tax exempt entities are subject to the same general filing requirement as the

U.S. Holders, except that they may be required to supply additional documentation evidencing their entitlement to these benefits.

Taxation of Capital Gains

A Qualifying U.S. Holder will not be subject to any French income or withholding tax on any capital gain realized upon the sale or exchange of ADSs of the Company.

Estate and Gift Taxes

Under the Convention Between the United States of America and the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritance and Gifts dated November 24, 1978 (as amended from time to time), if a U.S. Holder transfers his or her shares by gift or by reason of the U.S. Holder’s death, that transfer will not be subject to French gift or inheritance tax unless the U.S. Holder is domiciled in France at the time of making the gift or at the time of his or her death or if the shares are held for use in the conduct of a business or profession through a permanent establishment or a fixed base in France.

Wealth Tax

Qualifying U.S. Holders will not be subject to French wealth tax.

Tax Treatment of Warrant Holders

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the warrants described in this prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential tax effects of the purchase, ownership or disposition of warrants. It does not constitute legal or tax advice.

The following summary does not address the treatment of warrants that are held by a resident of France (except for purposes of describing related tax consequences for other holders) or in connection with a permanent establishment or fixed base through which a holder carries on business or performs personal services in France.

Investors should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of warrants in light of their particular circumstances.

Capital gains

Non-French resident holders of warrants who do not hold the warrants in connection with a business or profession conducted in France will not be subject to any French income tax or capital gains tax on the sale, disposal or redemption of the warrants.

Transfers of warrants made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Tax

France imposes estate and gift tax on warrants of a French company that are acquired through inheritance or by gift. The tax applies without regard to the residence of the transferor. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Under the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978, a transfer of warrants by gift or by reason of the death of a U.S. holder entitled to benefits under that convention will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the warrants were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

Wealth Tax

French wealth tax generally does not apply to warrants owned by non-French residents.

UNDERWRITING

We are offering the ADSs described in this prospectus supplement through the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us, Canaccord Genuity Inc. and B. Riley & Co., LLC, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, at the public offering price of $3.80 per ADS less the underwriting discount of $0.228 per ADS, the number of ADSs listed next to its name in the following table:

Underwriter	Number of ADSs
Canaccord Genuity Inc	3,375,000
B. Riley & Co., LLC	375,000

Total	3,750,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the ADSs sold under the underwriting agreement if any of these ADSs are purchased, other than the ADSs covered by the option described below unless and until this option is exercised.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make for certain liabilities.

The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, including the validity of the ADSs, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose to offer the ADSs directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at the public offering price less a selling concession not in excess of $0.1368 per ADS. After the public offering of the ADSs, the underwriters may change the offering price and other selling terms.

The underwriting fee is equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is $0.228 per ADS. The following table shows the per ADS and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional ADSs.

	Total
	Per ADS	Without Over-allotment Exercise	With Over-allotment Exercise
Public offering price	$3.80	$14,250,000	$16,387,500
Underwriting discounts and commissions paid by us	0.228	855,000	983,250
Net Proceeds, before expenses, to us	3.572	13,395,000	15,404,250

The expenses of the offering payable by us in connection with the offering, other than the underwriting discounts and commissions and the expense reimbursement referred to below, are estimated to be approximately $500,000. We are responsible for all of our expenses related to the offering, whether or not it is completed.

In addition to the underwriting discounts and commissions to be paid by us, we have agreed to reimburse the underwriters for certain of its out-of-pocket expenses incurred in connection with the offering, including travel, document production and distribution and database and research expenses and the reasonable fees and disbursements of counsel to the underwriters, in an amount not to exceed $75,000 in the aggregate.

Option to Purchase Additional ADSs

We have granted an option to the underwriters to purchase up to an aggregate of 562,500 additional ADSs at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the ADSs are being offered.

Lock-Up Agreements

We have agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant options to purchase, or otherwise dispose of any ordinary shares or ADSs or securities convertible into or exchangeable or exercisable for our ordinary shares or ADSs for a period of 90 days after the date of this prospectus supplement without the prior written consent of Canaccord Genuity Inc. This agreement does not apply to any existing employee benefit plans. Our directors and executive officers have agreed, subject to certain exceptions, not to, directly or indirectly, sell, hedge, or otherwise dispose of any ordinary shares or ADSs or securities convertible into or exchangeable or exercisable for our ordinary shares or ADSs, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Canaccord Genuity Inc.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell our ADSs in the open market. These transactions may include over-allotment and stabilizing transactions, and purchases to cover syndicate short positions created in connection with the offering. Until distribution of the ADSs is completed, SEC rules may limit the underwriters from bidding for and purchasing ADSs. However, the underwriters may engage in transactions that stabilize the price of the ADSs, such as bids or purchases to peg, fix or maintain that price. A “stabilizing transaction” is a bid for or the purchase of ADSs on behalf of an underwriters in the open market for the purpose of fixing or maintaining the price of the ADSs. Stabilizing transactions may cause the price of ADSs to be higher than the price that might otherwise prevail in the open market.

If the underwriters create a short position in our ADSs in connection with the offering (i.e., if they sell more ADSs than are listed on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing ADSs in the open market. A “covering transaction” is the bid for or purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase ADSs in this offering. Similar to other purchase transactions, the underwriters’ purchases to cover the short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise prevail in the open market.

The underwriters also may impose a penalty bid, whereby the underwriters may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the ADSs sold in the offering for their account if the underwriters repurchase the ADSs in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the ADSs, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the ADSs in that it discourages resales of those ADSs.

The underwriters have advised us that these transactions may be effected on the New York Stock Exchange or otherwise. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters of the offering, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in their capacities as underwriter and should not be relied upon by investors.

Disclaimers About Non-U.S. Jurisdictions

United Kingdom

The underwriters:

•	have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of Financial Services and Markets Act 2000 (as amended) (“FSMA”)) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	have complied with and will comply with all applicable provisions of FSMA with respect to anything done by them in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area

In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this description, the expression an “offer of our shares to the public” in relation to any of our ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the ADSs, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means European Union Directive 2003/71/EC (as amended by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of our ADSs in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of ADSs on our behalf or on behalf of the underwriters.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement or the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Relationship with Sequans

In the ordinary course of business, the underwriters and their affiliates may provide various investment banking, financial advisory and other services to us for which they may receive customary compensation. In the course of their business, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly the underwriters and their affiliates may at any time hold long or short positions in such securities.

Listing

Our ADSs are listed on the New York Stock Exchange under the symbol “SQNS.”

Transfer Agent

The transfer agent for our ADSs is The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286.

LEGAL MATTERS

The validity of the ordinary shares represented by the ADSs being offered by this prospectus will be passed upon for us by Orrick Rambaud Martel, Paris, France, our French counsel in connection with this offering. The validity of the ADSs being offered by this prospectus will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, our U.S. counsel in connection with this offering. Goodwin Procter LLP, New York, New York, is acting as counsel for the underwriters in connection with certain legal matters relating to the ADSs offered by this prospectus supplement.

EXPERTS

The consolidated financial statements of Sequans Communications S.A appearing in the Sequans Communications S.A.’s annual report (Form 20-F) for the year ended December 31, 2016 and the effectiveness of Sequans Communications S.A.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young Audit, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus supplement incorporates by reference the following documents that we have previously filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2016 filed with the SEC on March 31, 2017;

•	our Reports of Foreign Issuer on Form 6-K furnished to the SEC on May 2, 2017 and June 13, 2017; and

•	the description of our securities in the Registration Statement on Form F-1 (Registration No. 333-173001) under the heading “Description of American Depositary Receipts”.

The documents listed above contain important information about us and our finances. The more detailed information contained in the Form 6-K and Form 20-F qualify this entire prospectus supplement. Statements in this prospectus supplement may modify or supersede statements in the Form 6-K and Form 20-F and therefore the modified or superseded part of the original statement is not part of this prospectus supplement.

We incorporate by reference into this prospectus supplement all subsequent annual reports on Form 20-F after the date of this prospectus supplement and before we terminate this offering. We also may incorporate by reference into this prospectus supplement our reports on Form 6-K furnished after the date of this prospectus supplement and before we terminate this offering that we identify in the Form 6-K as being incorporated into the registration statement of which this prospectus supplement is a part. We may modify or supersede any statement in this prospectus supplement by statements in documents we incorporate by reference after the date of this prospectus supplement. When that happens, the modified or superseded part of the original statement is not part of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

You may request a copy of any of the documents incorporated by reference in this prospectus supplement at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address: 15-55 Boulevard Charles de Gaulle, 92700 Colombes, France. The telephone number at this address is +33 1 70 72 16 00.

We are a foreign private issuer (as such term is defined in the Exchange Act). We are subject to the informational requirements of the Exchange Act, file our annual reports on Form 20-F, and furnish reports on Form 6-K and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 to register the securities offered in this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. References in this prospectus supplement to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.

Our corporate Internet address is www.sequans.com. We make available free of charge on or through our website our annual reports, current reports, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by the SEC rules. Information contained on our website is not part of this prospectus supplement or any report filed with the SEC. You may read and copy any public reports we filed with the SEC, including all exhibits, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site http://www.sec.gov that contains reports, proxy and information statements, and other information that we filed electronically.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to, among others, Rules 13a-11, 13a-13, 15d-11 and 15d-13 promulgated under the Exchange Act. Moreover, while we have and expect to continue to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, our ordinary shares are not listed and we do not currently intend to list our ordinary shares on any market in France, our home country. As a result, we are not subject to the reporting and other requirements of listed companies in France. For instance, we are not required to publish quarterly or semi-annual financial statements. Accordingly, there is less publicly available information concerning our company than there would be if we were a U.S. public company.

PROSPECTUS

SEQUANS COMMUNICATIONS S.A.

$50,000,000

Ordinary Shares                Warrants            Units

We may offer, issue and sell from time to time up to US$50,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, including in the form of American Depositary Shares, or ADSs, number of warrants to purchase ordinary shares and a combination of such securities, separately or as units, in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be permitted to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can More Find Information About Us,” before you make your investment decision.

Our ordinary shares, in the form of ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “SQNS.” On September 12, 2014, the last reported sale price of our shares was $2.12 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities market or other exchanges of the securities, if any, covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The names of any underwriters, agents or dealers will be included in a prospectus supplement. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves certain risks. You should read the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference before investing in our securities.

Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liberties under U.S. federal securities law may be affected adversely by the fact that we are incorporated under the laws of France, many of our officers and directors and experts named in this prospectus are residents of France or elsewhere outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 29, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may from time to time sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Risk Factors,” “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

•	“we,” “us,” “our company,” “the Company,” “the registrant,” “our,” “SQNS” and similar phrases refer to Sequans Communications S.A. and its subsidiaries;

•	“shares” refer to our ordinary shares;

•	all references to the “Euro” or “€” are to the euro currency of the European Union and references to “U.S. dollars,” “dollars” or “$” are to Unites States dollars; and

•	discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA, which are, by their nature, subject to risks and uncertainties. The PSLRA provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements (other than statements of historical facts), including statements regarding industry and our prospects, plans, business strategy and future results of operations or financial position, made in this prospectus are forward looking.

When used in this prospective, the words “anticipate”, “objective”, “may”, “might”, “should”, “could”, “can”, “intend”, “expect”, “believe”, “will”, “estimate”, “predict”, “potential”, “continue”, “plan”, “is designed to” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	forecasts and trends in the markets in which we compete and in which our products are sold, including statements regarding the LTE and WiMAX markets;

•	our intent to expand our product platform to address the single-mode LTE market;

•	our expectations regarding our expenses, sales and operations;

•	our expectations regarding our operating results;

•	our expectations regarding our customer concentration;

•	trends and challenges in the markets in which we operate, including average selling price reductions, cyclicality in the wireless communications industry and transitions to new process technologies;

•	our ability to anticipate the future market demands and future needs of our customers;

•	our ability to achieve new design wins or for design wins to result in shipments of our products at levels and in the timeframes we currently expect;

•	our plans for future products and enhancements of existing products;

•	anticipated features and benefits of our current and future products;

•	our growth strategy elements and our growth rate;

•	our ability to protect and defend our intellectual property against potential third party intellectual property infringement claims;

•	general economic conditions in our domestic and international markets; and

•	our future cash needs and our estimates regarding our capital requirements and our need for additional financing.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risk and uncertainties. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We cannot assure you that our plans, intentions or expectations will be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus, our Form 20-F and our Form 6-K submissions furnished with the SEC, which can be obtained on the SEC’s website at www.sec.gov. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Readers are urged, however, to review the factors set forth in reports that we file and furnish from time to time with the SEC.

Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus, any accompanying prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on March 31, 2014, or Form 20-F, and our other submissions to the SEC, including any Form 6-K submissions furnished by us.

OUR COMPANY

We are a leading fabless designer, developer and supplier of 4G LTE and WiMAX semiconductor solutions for wireless mobile broadband applications, with a specific focus on the single-mode device market. Our solutions incorporate baseband processor and radio frequency, or RF, transceiver integrated circuits, or ICs, along with our proprietary signal processing techniques, algorithms and software stacks. Our high performance ICs deliver high throughput, low power consumption and high reliability in a small form factor and at a competitive price. In the LTE market, we believe the single-mode, or LTE-only, device market is a potentially large and underserved segment of the overall LTE device market, and that these devices are characterized by attractive attributes not typically found in the traditional multi-mode device market. Specifically, we believe there are significant advantages in size, power consumption, product cost, development costs and certification costs for our customers producing LTE-only devices compared to their more expensive, larger, more power hungry and more complex multi-mode counterparts. As a result, we believe that the LTE-only market will continue to increase, especially as operators fully deploy their LTE networks and as the volume of data traffic continues to grow. We believe our LTE solutions are among the most highly optimized, efficient and mature solutions in the industry, and that they are differentiated from both the multi-mode solutions providers and from rivals providing single-mode 4G solutions.

We have successfully brought to market five generations of 4G wireless chipsets, including two generations of LTE chipsets, and in February 2013, we announced our third generation LTE-Advanced chipset. The cost, size and power efficiency of our LTE chip designs, coupled with our deep understanding of system-level architecture, our advanced wireless signal processing intellectual property and our radio frequency expertise, enable us to provide high-performance, low-power and cost-efficient 4G semiconductor solutions, allowing us to target a wide range of wireless broadband devices. Our solutions serve as the core wireless broadband communications platform in these devices, including smartphones; USB dongles; portable routers; embedded wireless modems for laptops, tablets, Internet of Things, or IoT, and machine-to-machine, or M2M, devices, and other consumer multimedia and industrial devices; and customer-premises equipment, such as fixed wireless access modems, routers and residential gateways.

From 2005 through December 31, 2013, we shipped approximately 17.0 million 4G baseband-based semiconductor solutions, which have been deployed by leading wireless carriers around the world. Until the end of 2012, our shipments were primarily WiMAX products. In the year ended December 31, 2013, shipments of our LTE products increased and in the future LTE shipments are expected to outpace WiMAX shipments as the WiMAX market declines.

Given that LTE and WiMAX share a common technology platform, we have leveraged our leadership in WiMAX to successfully develop highly competitive LTE semiconductor solutions that are being deployed globally. Our LTE solutions are currently in commercial deployments in Australia and Brazil, have successfully completed the Verizon Wireless chipset certification process and approved for deployment by their module certification program in the United States. Further, we have received China’s Ministry of Industry and Information Technology approval to participate in China Mobile’s large-scale LTE trials, have been certified for commercial deployment by LG U+ in South Korea, and are presently under evaluation or in trials with other leading wireless carriers in India, Japan, Europe, the United States and elsewhere. More than twenty OEM or ODM customers have chosen to design products using our LTE solutions. Our LTE product line comprises two families: our StreamrichLTE™ family addresses the high-performance, feature-rich device segment, while the StreamliteLTE™ family is designed specifically to address the unique price/performance requirements of the “Internet of Things” market, including connected consumer electronics and machine-to-machine devices. In 2013, we introduced the EZLinkLTE™ family of LTE modules, which provide all-in-one connectivity solutions designed to simplify the task, and reduce the cost, of embedding LTE into mobile computers, tablets, home networking and machine-to-machine devices. The first two EZLinkLTE modules have been certified by Verizon Wireless for use on their LTE network. In 2014, we introduced our Colibri chipset platform, a member of the StreamliteLTE family, designed especially for the cost-sensitive IoT and M2M device markets.

We were incorporated as a société anonyme under the laws of the Republic of France, or France, on October 7, 2003, for a period of 99 years. We are registered at the Nanterre Commerce and Companies Register under the number 450 249 677. Our principal executive offices are located at 15-55 boulevard Charles de Gaulle, 92700 Colombes, France, and our telephone number is +33 1 70 72 16 00. Our agent for service of process in the U.S. is GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814.

Our website address is www.sequans.com. Information contained on, or that can be accessed through, our website, does not constitute part of this prospectus and inclusions of our website address, in this prospectus are inactive textual references only. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our securities.

RISK FACTORS

Investing in our securities involves certain risks. You should read the risks and uncertainties set forth in the section entitled “Risk Factors” in our most recently filed Form 20-F, as updated by any Form 6-K furnished with the SEC, which are incorporated by reference in this prospectus, and the “Risk Factors” section in any relevant prospectus supplement, before investing in any securities that may be offered pursuant to this prospectus. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of those risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares and warrants as set forth in the applicable prospectus supplement.

CURRENCY AND EXCHANGE RATES

The following table sets forth, for each period indicated, the low and high exchange rates for Euros expressed in U.S. dollars, the exchange rate at the end of such period and the average of such exchange rates on the last day of each month during such period, based on the noon buying rate in the City of New York for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York. The source of the exchange rate is the H.10 statistical release of the Federal Reserve Board. The exchange rates set forth below demonstrate trends in exchange rates, but the actual exchange rates used throughout this prospectus may vary.

	Year Ended December 31,
	2009	2010	2011	2012	2013
High	1.5100	1.4536	1.4875	1.3463	1.3816
Low	1.2547	1.1959	1.2926	1.2062	1.2774
Rate at end of period	1.4332	1.3269	1.2973	1.3186	1.3779
Average rate per period	1.3935	1.3261	1.3931	1.2859	1.3281

The following table sets forth, for each of the last six months, the low and high exchange rates for Euros expressed in U.S. dollars and the exchange rate at the end of the month based on the noon buying rate as described above. The source of the exchange rate is the H.10 statistical release of the Federal Reserve Board.

	March 2014	April 2014	May 2014	June 2014	July 2014	August 2014
High	1.3927	1.3898	1.3924	1.3690	1.3681	1.3436
Low	1.3731	1.3704	1.3596	1.3522	1.3378	1.3150
Rate at end of period	1.3777	1.3870	1.3640	1.3690	1.3390	1.3150

On September 12, 2014, the noon buying rate for Euros in New York City, as certified for customs purposes by the Federal Reserve Bank of New York, was €1.00 = $1.2955.

THE SECURITIES WE MAY OFFER

We may offer our ordinary shares, either in the form of shares or ADSs, or warrants to purchase ordinary shares, either in the form of shares or ADSs, either individually or in any combination, with a total value of up to $50,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering or through negotiated transactions. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

DESCRIPTION OF SHARE CAPITAL

As of June 30, 2014, our share capital consisted of 59,144,741 issued ordinary shares, fully paid, and with a par value of €0.02 each, and total authorized capital of 80,830,099 ordinary shares. We have no preferred shares authorized or outstanding.

Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our authorized share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding stock options, founders warrants, other warrants and convertible notes, as approved by our shareholders and our board of directors.

At the Shareholders’ Ordinary General Meeting and Extraordinary Meeting of Sequans Communications S.A. held on June 26, 2014, our shareholders delegated authority to the Board of Directors to carry out a capital increase up to a maximum nominal amount of €300,000 by issuing shares and/or securities that grant access to our equity and/or to securities that confer the right to an allotment of debt securities, reserved to a specific class of persons and revocation of preemptive subscription rights in favor of such class. The authorization is valid through December 26, 2015.

Reconciliation of the number of ordinary shares outstanding on the opening date of fiscal year 2014 and on June 30, 2014

Number of ordinary shares as of the opening date of the fiscal year 2014	59,129,639
Issuance of ordinary shares during Q1 2014	15,102
Issuance of ordinary shares during Q2 2014	0
Number of ordinary shares as of June 30, 2014	59,144,741

Dividends and Liquidation Rights

We may make dividend distributions to our shareholders from our net income in each fiscal year (after deductions for depreciation and reserves pursuant to French law and our by-laws), as increased or decreased by any profit or loss carried forward from prior years, and less any contributions to reserves that may be decided by the shareholders under the conditions described below. These distributions are also subject to the requirements of French law and our by-laws.

Pursuant to French law, we must allocate 5% of our net profits for each fiscal year to a legal reserve fund until the amount in that fund is equal to 10% of the nominal amount of our share capital. The legal reserve may not be distributed to shareholders and may not be used to repurchase or reimburse our shares.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits among special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, except in case of a capital decrease, we may not distribute dividends to shareholders when our net assets are or would become as a result of the distribution lower than the amount of share capital including reserves which, under French law, may not be distributed to shareholders.

Our by-laws provide that reserves which are available for distribution under French law and our by-laws may be distributed as dividends, subject to shareholder approval and other limitations under French law. Dividends or interim dividends may be paid in cash or shares.

If our interim income statement certified by our statutory auditors shows that, since the end of the preceding fiscal year, we have made distributable profits, our board of directors may, subject to French law and regulations, distribute interim dividends without the approval of our shareholders. An interim dividend may not exceed distributable profits.

Pursuant to recently passed legislation, if a dividend is declared we may be required to pay a dividend tax in an amount equal to 3% of the aggregate dividend paid by us in cash.

Under French law, subject to the preferred dividends rights that may be attached to our preferred shares set forth in our by-laws, as the case may be, if we distribute dividends they must be distributed to our shareholders pro rata according to their share holdings. Holders of shares outstanding on the date of the shareholders’ meeting approving the distribution of dividends or, in the case of interim dividends, on the date our board of directors meets and approves the distribution of interim dividends are eligible to receive the dividend payment. The actual dividend payment date is decided by our shareholders at an ordinary general meeting, or by our board of directors, if no decision is taken by our shareholders. The payment of the dividends must occur within nine months of the end of our fiscal year. Under French law, dividends not claimed within five years of the date of payment revert to the French State.

In the event that we are liquidated, our assets remaining after payment of our debts, liquidation expenses and all of our other remaining obligations will be distributed first to repay the nominal value of our shares. After these payments have been made, subject to the preferred liquidation rights that may be attached to our preferred shares set forth in our by-laws, as the case may be, any surplus will be distributed pro rata among our shareholders based on the nominal value of their shareholdings.

To date, we have never declared or paid any cash dividends on our ordinary shares or preferred shares. We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business.

Changes in Share Capital

We may increase our share capital only with approval of our shareholders at an extraordinary general meeting. The shareholders can authorize the board of directors to carry out the capital increase for a specified period of time. There are two methods to increase our share capital: the issuance of additional shares, including the creation of a new class of shares, and the increase in the nominal value of existing shares. We may issue additional shares for cash or for assets contributed in kind, upon the conversion of debt securities, by capitalization of our reserves or, subject to certain conditions, in satisfaction of our indebtedness. Although we have only one class of shares at the time of the offering, French law permits us to issue different classes of shares that may have different liquidation, voting and dividend rights.

We may decrease our share capital only with the approval of our shareholders at an extraordinary general meeting. The shareholders can authorize the board of directors to carry out the capital decrease for a specified period of time. There are two methods to decrease our share capital: decreasing the number of shares outstanding and decreasing the nominal value of our shares. The conditions under which the share capital may be decreased vary depending upon whether the decrease is attributable to losses. We may, under certain conditions, decrease the number of outstanding shares either by a distribution of shares to the shareholders or by the repurchase and cancellation of our shares. Any decrease must meet the requirements of French law, which states that all the holders of shares in each class of shares must be treated equally unless each affected shareholder otherwise agrees.

Attendance and Voting at Shareholders’ Meetings

French companies may hold either ordinary or extraordinary shareholders’ general meetings. Ordinary general meetings are required for matters that are not specifically reserved by law to the extraordinary general meetings and include the election and dismissal of the members of the board of directors, the appointment of statutory auditors, the approval of a management report prepared by the board of directors, the approval of the annual accounts, the approval of agreements entered into between the company and its officers, directors and shareholders holding more than 10% of the voting rights, the declaration of dividends, the payment of dividends in shares, the repurchase by the company of its shares in connection with employee profit-sharing or share option plans, and the issue of bonds. Extraordinary general meetings are required for approval of amendments to our by-laws, modification of shareholders’ rights, mergers, increases or decreases in share capital (including a waiver of preferential subscription rights), the creation of a new class of shares, the authorization of the issue of securities convertible or exchangeable into shares and for the sale or transfer of substantially all of our assets.

Our board of directors is required to convene an annual general meeting of shareholders for approval of the annual accounts. This meeting must be held within six months of the end of our fiscal year. However, the president of the tribunal de commerce, the French commercial court, may order an extension of this six-month period. We may convene other ordinary and extraordinary meetings at any time during the year as necessary. Meetings of shareholders may be convened by our board of directors or, if it fails to call a meeting, by our statutory auditors or by a court-appointed agent. Shareholders holding individually or in the aggregate at least 5% of our share capital, or another interested party under certain circumstances, may petition the court to appoint an agent. The notice convening of a shareholders’ general meeting must state the agenda for the meeting.

Notice of a shareholders’ general meeting must be sent by regular or electronic mail, or registered letter if the shareholder so asks, at least 15 days before the meeting to all holders of registered shares who have held their shares for more than one month. However, in the case where quorum was not met at the original meeting and was therefore adjourned, the general meeting can be reconvened under the same agenda within a reduced six-day time period. The notice must include the agenda of the meeting and a draft of the resolutions that will be submitted to the shareholders.

Attendance and the exercise of voting rights at both ordinary and extraordinary general meetings of shareholders are subject to certain conditions pursuant to French law. Under our by-laws, in order to participate in any general meeting, a holder of registered shares must have his shares fully paid-in and registered in its name in a shareholder account maintained by or on behalf of us at least three days prior to the meeting.

Subject to the above restrictions, all of our shareholders have the right to participate in our general meetings, either in person or by proxy. Shareholders may vote, either in person, by proxy or by mail (by use of a form), and their votes are counted in proportion to the number of shares they hold. A shareholder may grant a proxy to his or her spouse, to another shareholder or, if the shareholder is a corporation, to a legal representative. A shareholder may grant a proxy to us by returning a blank proxy form. In this last case, the chairman of the shareholders’ meeting will vote the shares in favor of all resolutions proposed by the board of directors and against all others. Proxy forms will be sent to shareholders upon request. In order to be counted, proxies must be received prior to the shareholders’ general meeting at our registered office or at another address indicated in the notice convening the meeting. If requested by a shareholder at least six days prior to the meeting, we must send such shareholder a form to vote by mail and this form must be received by us at least two days prior to the date of a meeting in order to be valid. Under French law, our shares held by entities controlled directly or indirectly by us are not entitled to voting rights. There is no requirement that a shareholder have a minimum number of shares in order to be able to attend or be represented at an extraordinary general meeting.

Under French law, a quorum requires the presence, in person or by proxy (including those voting by mail) of shareholders having at least (1) 20% of the shares entitled to vote in the case of an ordinary shareholders’ general meeting or at an extraordinary shareholders’ general meeting where shareholders are voting on a capital increase by capitalization of reserves, profits or share premium, or (2) 25% of the shares entitled to vote in the case of any other extraordinary shareholders’ general meeting. If a quorum is not present, the meeting is adjourned. There is no quorum requirement when an ordinary general meeting is reconvened, but the reconvened meeting may consider only questions which were on the agenda of the adjourned meeting. When an extraordinary general meeting is reconvened, the quorum required is 20% of the shares entitled to vote, except where the reconvened meeting is considering capital increases through capitalization of reserves, profits or share premium. For these matters, no quorum is required at the reconvened meeting. If a quorum is not present at a reconvened meeting requiring a quorum, then the meeting may be adjourned for a maximum of two months.

At an ordinary shareholders’ general meeting, approval of any resolution requires the affirmative vote of a simple majority of the votes of the shareholders present or represented. The approval of any resolution at an extraordinary shareholders’ general meeting requires the affirmative vote of a two-thirds majority of the votes of shareholders present or represented, except that any resolution to approve a capital increase by capitalization of reserves only requires the affirmative vote of a simple majority of the votes of shareholders present or represented. Notwithstanding there rules, a unanimous vote is required to increase shareholders’ liabilities. Abstention from voting by those present or represented by proxy is counted as a vote against any resolution submitted to a vote.

In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our board of directors. Our board of directors is required to respond to these questions during the meeting.

As set forth in our by-laws, shareholders’ meetings are held at our registered office or at any other location specified in the written notice.

Preferential Subscription Rights

Holders of shares have preferential rights to subscribe on a pro rata basis for additional shares and securities convertible or exchangeable into shares. This right is only reserved to holders of ordinary shares or preferred shares. Shareholders may waive their preferential rights on an individual basis. During the subscription period relating to a particular offering of shares, shareholders may transfer their preferential subscription rights that they have not previously waived. To the extent permitted under French law, we intend to seek shareholder approval to waive preferential subscription rights at any extraordinary meeting where shareholders are asked to approve an increase in our capital by issuing additional shares and securities convertible or exchangeable into shares.

Form and Holding of Shares

Our by-laws provide that our ordinary shares shall be held in registered form. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Registered shares are entered into an account maintained by us or by a representative that we have nominated. We maintain accounts in the name of each shareholder either directly or, at a shareholder’s request, through such shareholder’s accredited intermediary. Each shareholder’s account shows the name and number of shares held.

Repurchase and Redemption of Shares

Under French law, we may acquire our own shares for the following purposes only:

•	to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting. In this case, the repurchased shares must be cancelled within one month from their repurchase date;

•	to provide shares for distribution to employees or managers under a profit-sharing or share option plan; and

•	to facilitate an issue of additional shares or securities convertible or exchangeable into shares, a merger or a spin-off, approved by the shareholders at an ordinary general meeting. In this case, the repurchased shares cannot represent more than 0.25% of the amount of the share capital for one fiscal year and must be immediately cancelled.

The amounts repurchased under this section cannot result in us holding more than 10% of our own shares. In the event that such repurchases result in us holding more than 10% of our issued shares, we are required to transfer any shares in excess of the 10% threshold within one year. French law requires that we cancel any shares in excess of this 10% limit that have not been transferred within the one-year period.

When we purchase our own shares, they must be held in registered form and be fully paid. These shares are deemed to be outstanding under French law, but are not entitled to any dividends or voting rights, and we may not exercise preferential subscription rights. The shareholders, at an extraordinary general meeting, may decide not to take such shares into account in determining the preferential subscription rights attached to the other shares. In the absence of such a decision, the rights attached to any shares held by us must either be sold on the market before the end of the subscription period or distributed to other shareholders on a pro rata basis.

Cross Shareholdings and Holding of Our Shares by Our Subsidiaries

French law prohibits a company from holding our shares if we hold more than 10% of that company’s share capital and we may not own any interest in a French company holding more than 10% of our share capital. In the event of a cross shareholding that violates this rule, the company owning the smaller percentage of shares in the other company must sell its interest. Until sold, these shares are deprived of their voting rights. Failure by the officers and directors of a company to sell these shares is a criminal offense.

In the event that one of our subsidiaries holds our shares, these shares are deprived of their voting rights. However, French law does not require the subsidiary to sell the shares.

General Description of our By-laws

The following summarizes certain terms and provisions contained in our by-laws. This summary is not complete, and you should read our by-laws (statuts), which were filed as an exhibit to our Registration Statement on Form F-3, of which this prospectus forms a part.

Corporate Purposes (Article 3)

Our company is engaged in the business of researching, developing and commercializing silicon and software solutions in the areas of broadband wireless access, specifically compliant with WiMAX and LTE standards or other similar broadband wireless standards.

Our corporate purpose in France and in all countries includes the following:

•	The study, development and marketing of all products and/or services relating to radio fixed and/or optical-type communication networks systems;

•	Advising and training, by all means and technical media, relating to the aforementioned fields of operations;

•	The participation, directly or indirectly, in all transaction that may be related to any of the purposes defined above, through the creation of new companies or legal entities, the contribution, subscription, or purchase of securities or corporate rights, acquisition of interests, mergers, partnerships, or any other methods;

•	And, more generally, all industrial, commercial, and financial transactions, or transactions involving movable or fixed assets, that may be related directly or indirectly, in whole or in part, to any of the aforementioned corporate purposes, or to any similar or related purposes, or to any and all purposes that may enhance or develop the company’s business.

Directors’ Voting Powers

Under French law, agreements entered into directly or indirectly between us and our directors are subject to a prior approval of the board of directors and must be ratified by our ordinary shareholders’ general meetings on the basis of a specific report issued by our statutory auditors on such agreements. The director who is materially interested in the agreement cannot vote on the proposal at the board meeting.

As compensation, directors’ receive attendance fees (“jetons de presence”) set annually by the shareholders’ upon recommendation of the board of directors. The directors may take part in the vote on the resolution deliberating on their attendance fees. Then, shareholders are asked to approve specific fees for board members and each committee. Attendance fees must be differentiated from any other sum a director may receive as a compensation for a particular service provided (i.e. employment contract, chairman of the board). In addition, the directors may be granted warrants by the shareholders’ general meeting.

Director participation at board of directors meetings is not mandatory. Directors may therefore be represented by another director at meetings. In such case, a written power of attorney can be given to another director. Each director may only represent one other director.

Rights, Preferences and Restrictions Attaching to Each Class of Shares

Our shareholders are not required to subscribe to any of our further capital calls.

At this time, we have only one class of shares. Each share gives the right to one vote on all matters submitted to our shareholders. Each share also gives the right to share in the profits and corporate assets, pro rata the amount of our share capital which it represents. Our shareholders only bear losses for up to the amount of their investment. However, in the event we declare bankruptcy, one or several shareholders who could be considered as either (i) having become our de facto manager and, as such, taken decisions that contributed to our insolvency or failed to take decisions that would have prevented such insolvency, or (ii) having in such capacity comingled vis-à-vis third parties between his or her own assets and our own assets may be liable for losses greater than his/her investment. In the event of a capital increase, a majority of shareholders may decide to suppress the preferential subscription rights of all shareholders in favor of a beneficiary or a category of beneficiaries, including existing shareholders who are nevertheless excluded from such vote.

We cannot increase the commitments or liabilities of our shareholders; such a change can only be agreed to by each shareholder individually.

Under our by-laws, our extraordinary general meeting may decide to issue preferred shares bearing preferred voting and financial rights.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of our Company

The sections of the by-laws relating to the number of directors, election and removal of a director from office may be modified only by a resolution adopted by 66 2⁄3% of our shareholders present or represented. These provisions, and other procedural provisions contained in our by-laws, may have the effect or delaying or deferring a change in control.

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our by-laws presently imposes any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, residents outside of France, as well as a French entity controlled by non-French residents, must file an administrative notice with French authorities in connection with the acquisition of a controlling interest, or leading non-French residents to hold a controlling interest, in our company or the acquisition of a controlling interest in any foreign entity holding a controlling interest in our company. Under existing administrative rulings, ownership of 33 1⁄3% or more of our share capital or voting rights is regarded as a controlling interest, but a lower percentage may be held to be a controlling interest in certain circumstances, depending upon such factors as:

•	the acquiring party’s option to buy additional shares;

•	loans and guarantees granted by the acquiring party to our company in amounts evidencing control over our financing; and

•	patent licenses granted by an acquiring party or management or technical assistance agreements with such acquiring party that place us in a dependent position vis-à-vis such party or its group.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

Our shareholders have the preferential subscription rights as described above under “Description of Share Capital—Preferential Subscription Rights.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the U.S. (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act, is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. to exercise the rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our shares in the form of ADSs, the Depositary may make these rights or other distributions available to holders after we instruct it to do so in the United States. If we fail to do this and the Depositary determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section entitled “Description of American Depositary Receipts—Dividends, Other Distributions and Rights” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers our ADSs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with the principal Paris office of Société Générale or any successor, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. A copy of our Deposit Agreement among us, the depositary, owners and holders of ADSs was filed with the SEC as an exhibit to our Form F-6 filed on March 22, 2011.

Any ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon exercise of warrants, will be delivered in the form of ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Paris office of Société Générale or any successor, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

We refer to the shares that are at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement as “Deposited Securities”.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information About Us.”

Deposit, Transfer and Withdrawal

French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.

The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon deposit with the custodian of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.

Upon surrender of an ADS at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the deposit agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the deposit agreement, our by-laws and the Deposited Securities, ADS owners are entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property and documents of title for such delivery will be at the risk and expense of the ADS holder.

Subject to the terms and conditions of the deposit agreement and any limitations established by the depositary, unless requested by us to cease doing so, the depositary may deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Dividends, Other Distributions and Rights

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities in the depositary facility, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

While we do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future, if and when we do pay any cash dividend or other cash distribution on the ordinary shares, the depositary will convert, as promptly as practicable, any cash dividend or other cash distribution into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained with reasonable efforts, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “—Liability of Owner for Taxes” and “Certain Income Tax Considerations” below. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares

The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution upon our request or after consulting with us. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares; however, the depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares

If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal or practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions

The depositary will send to ADS holders anything else we distribute on deposited securities by any means it determines is equitable and practicable after consulting with us, to the extent practicable. If it cannot make the distribution proportionally among the owners, the depositary may adopt another equitable and practical method subject to consulting with us, to the extent practicable. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the represented ordinary share or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the deposit agreement or (iii) to facilitate any other matter for which the record date was set.

Voting of Deposited Securities

ADS holders may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, and subject to the laws of France and to our by-laws, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions provided that any such failure is without negligence and in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will terminate the deposit agreement at our direction, if given, by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations under the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay and we will not have any obligations thereunder to current or former ADS holders.

Charges of Depositary

See Item 12, “Description of Securities Other than Equity Securities—D. American Depositary Shares—Fees and Expenses” in our Form 20-F, which is incorporated by reference into this prospectus.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.

DESCRIPTION OF WARRANTS

Warrants may be offered separately or together with ordinary shares. Each series of warrants will be issued under a separate warrant agreement or indenture to be entered into between us and one or more purchasers of such warrants or with banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent, if any, will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares are offered, the description will include, where applicable:

•	the designation and aggregate number of warrants offered;

•	the price at which the warrants will be offered;

•	the currency or currency unit in which the warrants are denominated;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of ordinary shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares may be purchased upon exercise of each warrant;

•	the date or dates, if any, on or after which the warrants and the related ordinary shares will be transferable separately;

•	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

CERTAIN INCOME TAX CONSIDERATIONS

This description is based in part upon the representation of the custodian and the assumption that each obligation in the Depositary Agreement with the depositary relating to your ADSs and any related agreement will be performed in accordance with their terms.

Material United States Federal Income Tax Consequences

The following is a description of the material United States federal income tax consequences of the acquisition, ownership and disposition of our ADSs and warrants. This description addresses only the United States federal income tax consequences to holders that are purchasers of our ADSs and warrants and hold such ADSs and warrants as capital assets (generally property held for investment). This description does not address tax considerations applicable to holders that may be subject to special tax rules, including:

•	financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	certain former citizens or former long-term residents of the United States;

•	persons that received the ADSs or warrants as compensation for the performance of services;

•	persons that will hold the ADSs or warrants as part of a “hedging” or “conversion” transaction or as a position in a “straddle” for United States federal income tax purposes;

•	holders that will hold the ADSs or warrants through a partnership or other pass-through entity;

•	holders whose “functional currency” is not the U.S. dollar;

•	holders that own directly, indirectly or through attribution, 10.0% or more, of the voting power or value, of our shares; or

•	holders that may be subject to withholding under the Foreign Account Tax Compliance Act.

Moreover, this description does not address the United States federal estate and gift or alternative minimum tax, or foreign, state or local tax, consequences of the acquisition, ownership and disposition of the ADSs or warrants.

This description is based on the United States Internal Revenue Code of 1986, as amended, or the “Code”, existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. This description assumes that we do not have a significant amount of gross income that is effectively connected with the conduct of a trade or business within the United States.

For purposes of this description, a “U.S. Holder” is a beneficial owner of the ADSs or warrants that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if such trust has validly elected to be treated as a United States person for United States federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

A “Non-U.S. Holder” is a beneficial owner of the ADSs or warrants that is neither a U.S. Holder nor a partnership, or other entity or arrangement treated as a partnership, for United States federal income tax purposes.

If a partnership or any other entity or arrangement treated as a partnership for United States federal income tax purposes holds the ADSs or warrants, the tax treatment of a partner in such partnership will depend on the status of the partner and the activities of the partnership. Such a partner or partnership is encouraged to consult its tax advisor as to the tax consequences of acquiring, owning and disposing of the ADSs or warrants.

You are encouraged to consult your tax advisor with respect to United States federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs or warrants.

For United States federal income tax purposes, you will be treated as the owner of our ordinary shares represented by your ADSs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares, will not be subject to United States federal income tax.

Distributions with Respect to ADSs

Subject to the discussion below under “Passive Foreign Investment Company Considerations”, if you are a U.S. Holder, for United States federal income tax purposes, the gross amount of any distribution made to you with respect to your ADSs (other than certain distributions, if any, of the ADSs distributed pro rata to all our shareholders), before reduction for any French taxes withheld therefrom, will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under United States federal income tax principles. Subject to the discussion below under “Passive Foreign Investment Company Considerations”, non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to the discussion below under “Passive Foreign Investment Company Considerations”, to the extent, if any, that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under United States federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in your ADSs and thereafter as capital gain. We do not expect to maintain calculations of our earnings and profits under United States federal income tax principles and, therefore, if you are a U.S. Holder you should expect that the entire amount of any distribution generally will be reported as dividend income to you.

Dividends, if any, paid to U.S. Holders in euros or currency other than the U.S. dollar (“Other Foreign Currency”) will be includible in income in a U.S. dollar amount based on the prevailing spot market exchange rate in effect on the date of actual or constructive receipt whether or not converted into U.S. dollars at that time. Assuming dividends received in euros (or Other Foreign Currency) are converted into U.S. dollars on the day they are received, the U.S. Holder will not be required to recognize foreign currency gain or loss in respect of the dividend income. If, however, the payment is not converted at that time, a U.S. Holder will have a tax basis in euros (or Other Foreign Currency) equal to the U.S. dollar amount of the dividend included in income, which will be used to measure gain or loss from subsequent changes in exchange rates. Any gain or loss that a U.S. Holder recognizes on a subsequent conversion of euros (or Other Foreign Currency) into U.S. dollars (or on other disposition) will be U.S. source ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income described above. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if dividends are paid in euros (or Other Foreign Currency).

Subject to certain conditions and limitations, French tax withheld on dividends may be deducted from your taxable income or credited against your United States federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends, if any, that we distribute will constitute “passive category income”, or, in the case of certain U.S. Holders, “general category income”. A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements or if you engage in certain risk reduction transactions. If you are a U.S. Holder, dividends, if any, paid to you with respect to your ADSs will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. The rules relating to the determination of the foreign tax credit are complex, and you are encouraged to consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements”, if you are a Non-U.S. Holder, you will not be subject to United States federal income, or withholding, tax on dividends received by you on your ADSs, unless such income is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States).

Sale, Exchange or Other Disposition of ADSs

Subject to the discussion below under “Passive Foreign Investment Company Considerations”, if you are a U.S. Holder, you will recognize capital gain or loss on the sale, exchange or other disposition of your ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in your ADSs. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of ADSs is eligible for the preferential rate of taxation applicable to long-term capital gains if your holding period for such ADSs exceeds one year (i.e., such gain is long-term capital gain). Gain or loss, if any, recognized by a U.S. Holder will be treated as U.S. source gain or loss, as the case may be, for foreign tax credit limitation purposes. The deductibility of capital losses for United States federal income tax purposes is subject to limitations.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements”, if you are a Non-U.S. Holder, you will not be subject to United States federal income, or withholding, tax on any gain realized on the sale or exchange of such ADSs or warrants unless:

•	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States); or

•	you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a “passive foreign investment company”, or a PFIC, for United States federal income tax purposes in any taxable year in which, after applying certain look-through rules, either

•	at least 75% of its gross income is “passive income”; or

•	at least 50% of the average value of its gross assets is attributable to assets that produce “passive income” or are held for the production of “passive income”.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions and the excess of gains over losses from the disposition of assets which produce passive income, including passive income derived by reason of the investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Based on the character of our gross income and the average value of our passive assets relative to the gross value of our assets for the taxable year ended December 31, 2013, we were not a PFIC for 2013. However, because PFIC status is determined annually based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for 2014 or any other future year until after the close of that year. While we intend to manage our business so as to avoid PFIC status, to the extent consistent with our other business goals, we cannot predict whether our business plans will allow us to avoid PFIC status. In addition, because the market price of the ADSs has fluctuated and is likely to fluctuate in the future and because that market price may affect the determination of whether we will be a PFIC, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for any year during which you hold your ADSs, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you for the year (defined as your ratable portion of distributions in the year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition (including a pledge) of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, the tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions with Respect to ADSs.”

Certain elections are available to U.S. Holders of shares that may serve to alleviate some of the adverse tax consequences of PFIC status described above. One such election is a qualified electing fund, or a QEF, election, under which you would be required to include in income on a current basis your pro rata share of our ordinary earnings as ordinary income and your pro rata share of our net capital gain as capital gain. However, we do not expect to provide to U.S. Holders the information needed to report income and gain pursuant to a QEF election, and we make no undertaking to provide such information in the event that we are a PFIC.

Under an alternative tax regime, you may also avoid certain adverse tax consequences relating to PFIC status discussed above by making a mark-to-market election with respect to your ADSs annually, provided that the ADSs are “marketable.” The ADSs will be marketable if they are regularly traded on certain U.S. stock exchanges, including the NYSE, or on certain non-U.S. stock exchanges. For these purposes, the ADSs will be considered regularly traded during any calendar year during which they are traded, other than in negligible quantities, on at least 15 days during each calendar quarter. U.S. Holders should be aware, however, that if we are determined to be a PFIC, the interest charge regime described above could be applied to indirect distributions or gains deemed to be attributable to U.S. Holders in respect of any of our subsidiaries that also may be determined to be a PFIC, and the mark-to-market election would not be effective for such subsidiaries.

If you choose to make a mark-to-market election, you would recognize as ordinary income or loss each year in which we are a PFIC an amount equal to the difference as of the close of the taxable year between the fair market value of your ADSs and your adjusted tax basis in your ADSs. Losses would be allowed only to the extent of net mark-to-market gain previously included by you under the election for prior taxable years. If you make a mark-to-market election, then the PFIC rules described above relating to excess distributions and realized gains would not apply to you for periods covered by the election. If you do not make a mark-to-market election for the first taxable year in which we are a PFIC during your holding period of the ADSs, you would be subject to interest charges with respect to the inclusion of ordinary income attributable to each taxable year in which we were a PFIC during your holding period before the effective date of such election.

If we are a PFIC, a holder of ADSs that is a U.S. Holder must file United States Internal Revenue Service Form 8621 for each tax year in which the U.S. Holder realizes a gain on a direct or indirect disposition of ADSs, receives direct or indirect distributions on its ADSs, is reporting information with respect to a QEF or mark-to-market election, is making a QEF, mark-to-market or certain other elections, or is required to file an annual report pursuant to Section 1298(f) of the Code.

If we are a PFIC for a given taxable year, then you are encouraged to consult your tax advisor concerning the availability and consequences of making any of the elections mentioned above, as well as concerning your annual filing requirements.

Tax Treatment of Warrant Holders

Generally, a holder of our warrants will recognize gain or loss upon the sale, exchange or other taxable disposition of the warrants in an amount equal to the difference between the amount realized on the disposition and the holder’s tax basis for the warrants. Such gain or loss generally will be capital gain or loss, provided ordinary shares or ADSs which would be received upon exercise of the warrants would be held as capital assets, and will be long term if the warrants have been held for more than one year. A holder’s tax basis for its warrants will be the price it paid for the warrants. In the case of a holder who acquired its warrants as part of an investment unit consisting of warrants and ordinary shares or ADSs, a portion of the purchase price of the investment unit must be allocated to the warrants based on the fair market value of the warrants.

The exercise of a warrant will not be a taxable event to a holder of the warrant. Upon exercise of a warrant, the holder’s tax basis in the ordinary shares or ADSs received therefor will be the sum of (a) its tax basis in the warrant and (b) the cash paid upon exercise of the warrant. The holding period for capital gain and loss purposes for the ordinary shares or ADSs received upon exercise of a warrant will not include the period during which the warrant was held by the holder.

Upon the expiration of a warrant, a holder will recognize a loss equal to its tax basis for the warrant. Such loss generally will be a capital loss, provided the ordinary shares or ADSs would have been held as a capital asset, and will be long term if the warrant has been held for more than one year.

The number of shares that may be purchased upon exercise of our warrants may be subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a holder of a warrant may be treated as a distribution with respect to any holder of a warrant whose proportionate interest in the earnings and profits of the Company is increased by such change or transaction. Thus, under future circumstances which may or may not occur, such an adjustment pursuant to the terms of the warrants may be treated as a distribution to the holder to the extent of the Company’s current or accumulated earnings and profits, without regard to whether the such holder receives any cash or other property.

Medicare Tax

A U.S. Holder that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax is subject to a 3.8% tax on net investment income at certain income levels. In the case of an individual, the tax will be imposed on the lesser of (1) the individual’s “net investment income” for the relevant taxable year and (2) the excess of the individual’s modified adjusted gross income for the taxable year over $250,000 (in the case of a taxpayer filing a joint return or a surviving spouse), $125,000 (in the case of a married taxpayer filing a separate return) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) the entity’s “undistributed net investment income” for the taxable year and (2) the excess (if any) of the entity’s “adjusted gross income” over the dollar amount at which the highest tax bracket begins for such entity. Such a U.S. Holder’s net investment income will include its gross dividend income and its net gains from the disposition of ADSs (or warrants), unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ADSs and warrants.

Information with Respect to Foreign Financial Assets

Individual U.S. Holders who own “specified foreign financial assets” with an aggregate value in excess of $50,000 are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities, including ADSs and warrants issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. Holders who are individuals are encouraged to consult their tax advisors regarding the application of this reporting requirement as it relates to their ownership of ADSs and warrants.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements apply to certain payments to certain non-corporate holders of stock. Information reporting will apply to payments of dividends on, and to proceeds from the sale or redemption of, the ADSs (or warrants) made within the United States, or by a United States payor or United States middleman, to a holder of the ADSs (or warrants), other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ADSs (or warrants) within the United States, or by a United States payor or United States middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the beneficial owner’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Material French Tax Consequences

The following is a description of the material French tax consequences of the acquisition, ownership and disposition of our ADSs by a U.S. Holder. This description is based on applicable tax laws, regulations and judicial decisions as of the date of this annual report, and, where applicable, the Convention between the United States of America and France for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, dated of August 31, 1994, as amended from time to time (the “U.S. Treaty”).

The following is a description of the principal tax effect on U.S. Holders for the purposes of French tax if, all of the following points apply:

•	the U.S. Holder owns, directly, indirectly or constructively, less than 10% of the Company capital and dividend rights;

•	the U.S. Holder is entitled to the benefits of the U.S. Treaty (including under the “limitations on benefits” article of the U.S. Treaty);

•	the U.S. Holder does not hold the ADSs through a permanent or a fixed base in France;

•	the U.S. Holder is not multi-resident;

•	the U.S. Holder does not hold the ADSs through a non-U.S. based pass-through entity; and

•	the U.S. Holder does not receive dividend, capital gains or other payments on the ADSs on an account located in a Non-cooperative State as defined in Article 238-0 A of the French General Tax Code and as mentioned in a list published by the French tax authorities as amended from time to time (on January 1st of each year).

A U.S. Holder to whom all the above requirements apply will be hereafter defined as a Qualifying U.S. Holder.

This description is relevant only to holders of ADSs who are Qualifying U.S. Holders.

For purposes of the U.S. Treaty Qualifying U.S. Holders of ADSs will be treated as the owners of Company’s ordinary shares represented by such ADSs.

Special rules apply to U.S. expatriates, insurance companies, pass-through entities and investors in such entities, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax and securities broker-dealers, among others. Those special rules are not discussed in this annual report.

Holders of Company ADSs are encouraged to consult their own tax advisors as to the particular tax consequences to them of owning our ADS, including their eligibility for benefits under the U.S. Treaty, the application and effect of state, local, foreign and other tax laws and possible changes in tax laws or in their interpretation.

Taxation of Dividends

Dividends paid by a French company to non-French holders are generally subject to a 30% withholding tax (or 21% if the holder is an individual resident of the EU, Norway or Iceland). Such 30% withholding tax rate can be increased to 75% if the dividend is paid towards non-cooperative States or territories (as mentioned above) irrespective of the tax residence of the beneficiary of the dividends. Such withholding tax rates may, however, be reduced by application of a tax treaty with France.

Dividends paid to a Qualifying U.S. Holder by French companies are immediately subject to a reduced rate of 15%, provided that such Qualifying U.S. Holder establishes before the date of payment of the dividend that he or she is a U.S. resident under the U.S. Treaty by completing and delivering the depositary with a simplified certificate (Form 5000) (the “Certificate”) in accordance with French tax guidelines (BOI-INT-DG-20-20-20-20-20120912 dated September 12, 2012). Dividends paid to a Qualifying U.S. Holder that has not filed and delivered to the paying agent the Certificate before the dividend payment date, will be subject to French withholding tax at the rate of 30%. The tax withheld in excess of 15% can be refunded by the French tax authorities provided that such Qualifying U.S. Holder duly completes and provides the French tax authorities with the Certificate and Form 5001 (the “Forms”) before December 31 of the second calendar year following the year during which the dividend is paid. U.S. pension funds and other tax exempt entities are subject to the same general filing requirement as the U.S. Holders, except that they may be required to supply additional documentation evidencing their entitlement to these benefits.

Taxation of Capital Gains

A Qualifying U.S. Holder will not be subject to any French income or withholding tax on any capital gain realized upon the sale or exchange of ADSs of the Company.

Estate and Gift Taxes

Under the Convention Between the United States of America and the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritance and Gifts dated November 24, 1978 (as amended from time to time), if a U.S. Holder transfers his or her shares by gift or by reason of the U.S. Holder’s death, that transfer will not be subject to French gift or inheritance tax unless the U.S. Holder is domiciled in France at the time of making the gift or at the time of his or her death or if the shares are held for use in the conduct of a business or profession through a permanent establishment or a fixed base in France.

Wealth Tax

Qualifying U.S. Holders will not be subject to French wealth tax.

Tax Treatment of Warrant Holders

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the warrants described in this prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential tax effects of the purchase, ownership or disposition of warrants. It does not constitute legal or tax advice.

The following summary does not address the treatment of warrants that are held by a resident of France (except for purposes of describing related tax consequences for other holders) or in connection with a permanent establishment or fixed base through which a holder carries on business or performs personal services in France.

Investors should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of warrants in light of their particular circumstances.

Capital gains

Non-French resident holders of warrants who do not hold the warrants in connection with a business or profession conducted in France will not be subject to any French income tax or capital gains tax on the sale, disposal or redemption of the warrants.

Transfers of warrants made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Tax

France imposes estate and gift tax on warrants of a French company that are acquired through inheritance or by gift. The tax applies without regard to the residence of the transferor. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Under the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978, a transfer of warrants by gift or by reason of the death of a U.S. holder entitled to benefits under that convention will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the warrants were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

Wealth Tax

French wealth tax generally does not apply to warrants owned by non-French residents.

ENFORCEMENT OF CIVIL LIABILITIES

We are a société anonyme, or limited liability corporation, organized under the laws of France. The majority of our directors and executive officers reside in France and other countries outside the U.S. All or a substantial portion of our assets and of such persons’ assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce, either inside or outside the United States, judgments against us or such persons obtained in U.S. courts or to enforce in U.S. courts judgments obtained against such persons in courts in jurisdictions outside the United States, in each case, in any action predicated upon the civil liability provisions of the federal securities laws of the United States. In an original action brought in France predicated solely upon the U.S. federal securities laws, French courts may not have the requisite jurisdiction to grant the remedies sought. In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with such actions.

We have designated GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814, as our agent for service of process in the United States with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	through any other methods described in a prospectus supplement; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

LEGAL MATTERS

The validity of the ordinary shares, warrants and any combination thereof offered by this prospectus and legal matters will be passed upon by Orrick Rambaud Martel.

EXPERTS

The consolidated financial statements of Sequans Communications S.A. appearing in Sequans Communications S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2013 have been audited by Ernst & Young Audit, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on March 31, 2014;

•	our Reports of Foreign Issuer on Form 6-K furnished with the SEC on February 19, 2014, April 24, 2014, May 27, 2014, June 30, 2014 and July 24, 2014; and

•	the description of our securities in the Registration Statement on Registration No. 333-173001 under the “Description of American Depositary Shares.”

The documents listed above contain important information about us and our finances. The more detailed information contained in the Form 6-K and Form 20-F qualify this entire prospectus. Statements in this prospectus may modify or supersede statements in the Form 6-K and Form 20-F and therefore the modified or superseded part of the original statement is not part of this prospectus.

We incorporate by reference into this prospectus all subsequent annual reports on Form 20-F after the date of this prospectus and before we terminate this offering. We also may incorporate by reference into this prospectus our reports on Form 6-K furnished after the date of this prospectus and before we terminate this offering that we identify in the Form 6-K as being incorporated into this registration statement. We may modify or supersede any statement in this prospectus by statements in documents we incorporate by reference after the date of this prospectus. When that happens, the modified or superseded part of the original statement is not part of this prospectus.

You may request a copy of any of the documents incorporated by reference in this prospectus at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address: 15-55 boulevard Charles de Gaulle, 92700 Colombes, France. The telephone number at this address is +33 1 70 72 16 00.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are a foreign private issuer (as such term is defined in the Exchange Act). We are subject to the informational requirements of the Exchange Act, file our annual reports on Form 20-F, and furnish reports on Form 6-K and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 to register the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. References in this prospectus to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.

Our corporate Internet address is www.sequans.com. We make available free of charge on or through our website our annual reports, current reports, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by the SEC, rules. Information contained on our website is not part of this report or any other report filed with the SEC. You may read and copy any public reports we filed with the SEC, including all exhibits, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site http://www.sec.gov that contains reports, proxy and information statements, and other information that we filed electronically.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to, among others, Rules 13a-11, 13a-13, 15d-11 and 15d-13 promulgated under the Exchange Act. Moreover, while we have and expect to continue to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, our ordinary shares are not listed and we do not currently intend to list our ordinary shares on any market in France, our home country. As a result, we are not subject to the reporting and other requirements of listed companies in France. For instance, we are not required to publish quarterly or semi-annual financial statements. Accordingly, there is less publicly available information concerning our company than there would be if we were a U.S. public company.

American Depositary Shares

Representing 3,750,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Canaccord Genuity

Co-Manager

B. Riley

June 14, 2017